Exhibit 99.1

Workday Announces Fiscal 2019 Third Quarter Financial Results

Total Revenues of $743.2 Million, Up 33.8% Year Over Year

Subscription Revenue of $624.4 Million, Up 34.7% Year Over Year

Subscription Revenue Backlog of $5.9 Billion, Up 31.0% Year Over Year

PLEASANTON, Calif., Nov. 29, 2018 — Workday, Inc. (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal 2019 third quarter ended October 31, 2018.

Fiscal Third Quarter Results

•	Total revenues were $743.2 million, an increase of 33.8% from the third quarter of fiscal 2018. Subscription revenues were $624.4 million, an increase of 34.7% from the same period last year.

•

Operating loss was $182.8 million, or negative 24.6% of revenues, compared to an operating loss of $80.1 million, or negative 14.4% of revenues, in the same period last year. Non-GAAP operating income for the third quarter was $49.7 million, or 6.7% of revenues, compared to a non-GAAP operating income of $50.1 million, or 9.0% of revenues, in the same period last year.[1]

•

Net loss per basic and diluted share was $0.70, compared to a net loss per basic and diluted share of $0.41 in the third quarter of fiscal 2018. Non-GAAP net income per diluted share was $0.31, compared to a non-GAAP net income per diluted share of $0.24 in the same period last year.[2]

•	Operating cash flows were $114.3 million and free cash flows were $58.9 million.[3]

•	Cash, cash equivalents, and marketable securities were $1.6 billion as of October 31, 2018. Unearned revenues were approximately $1.6 billion, a 27.8% increase from the same period last year.

Comments on the News

“We had a great third quarter and continue to see significant momentum across our suite of products,” said Aneel Bhusri, co-founder and CEO, Workday. “We extended our market leadership in HCM, welcoming more Fortune 500 customers to the Workday community, and accelerated adoption of Workday Financial Management as more finance organizations move to the cloud. As we look to the remainder of fiscal 2019, we are confident that our commitment to customer satisfaction and product innovation, coupled with our strong company culture, will continue to deliver meaningful growth and customer success.”

“We’re pleased with our strong performance in Q3, which resulted in accelerated growth across our core business metrics and gives us great momentum heading into year-end,” said Robynne Sisco, co-president and chief financial officer, Workday. “The strength in our business is allowing us to raise our fiscal 2019 outlook and we now expect subscription revenue of $2.375 to $2.377 billion, or growth of 33%. We continue to prioritize investing in long-term growth initiatives, while delivering solid operating and cash flow margins over time.”

Recent Highlights

•

Workday was ranked #1 on the Fortune Future 50 list, which recognizes the global companies with the best prospects for long-term growth. In addition, Workday was ranked #3 on the list of the 100 Best Workplaces for Women by Fortune and Great Place to Work Institute.

•

Building on the Adaptive Insights acquisition momentum, Workday announced it went live on Adaptive Insights Business Planning Cloud in just 10 weeks. In addition, Adaptive Insights announced it extended Business Planning Cloud with a new strategic workforce planning solution that empowers organizations to develop comprehensive workforce plans that seamlessly integrate with an organization’s larger plan.

•

Workday held its 12th annual customer conference, Workday Rising, in Las Vegas as well as its fifth annual European customer conference, Workday Rising Europe, in Vienna. Between both conferences, Workday welcomed more than 13,000 attendees as well as once again revealed its annual customer satisfaction rating, which came in at 98 percent.

•

Workday announced the general availability of its skills cloud, a universal skills language that helps organizations cleanse, understand, and relate job skills data. Using its skills cloud as a foundation in Workday HCM, Workday aims to help customers more easily tap talent inside and outside of their organizations.

•

Workday unveiled Workday People Analytics, which leverages augmented analytics powered by artificial intelligence to provide customers with key metrics - accompanied by explanatory narratives called stories - on the most critical activities in their business.

•

Demonstrating its ongoing commitment to comprehensive privacy legislation, Workday shared its privacy principles – privacy first, innovate responsibly, and safeguard fairness and trust – which enable customers to accelerate innovation in their workplaces while enabling the protection of their data.

Earnings Call Details

Workday plans to host a conference call today to review its fiscal 2019 third quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/4:30 p.m. ET and can be accessed via webcast.

The webcast will be available live and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

1 Non-GAAP operating income excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

2 Non-GAAP net income per share excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

3 Free cash flows are defined as operating cash flows minus capital expenditures (excluding owned real estate projects). See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources. Founded in 2005, Workday delivers financial management, human capital management, and analytics applications designed for the world’s largest companies, educational institutions, and government agencies. Organizations ranging from medium-sized businesses to Fortune 50 enterprises have selected Workday.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.” A reconciliation of our forward outlook for non-GAAP operating margin with our forward-looking GAAP operating margin is not available without unreasonable efforts as the quantification of share-based compensation expense, which is excluded from our non-GAAP operating margin, requires additional inputs such as number of shares granted and market price that are not ascertainable.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s fiscal year 2019 subscription revenue projections and growth, products, and customer success. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plans,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) risks related to our ability to successfully integrate Adaptive Insights’ operations or failure to achieve the expected benefits of this or any other acquisition transaction; (ii) our ability to implement our plans, objectives, and other expectations with respect to the Adaptive Insights business or that of any other acquired company; (iii) breaches in our security measures, unauthorized access to our customers’ data or disruptions in our data center operations; (iv) our ability to manage our growth effectively; (v) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, and marketing initiatives by our competitors; (vi) the development of the market for enterprise cloud services; (vii) acceptance of our applications and services by customers; (viii) adverse changes in general economic or market conditions; (ix) delays or reductions in information technology spending; and (x) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (SEC), including our Form 10-Q for the quarter ended July 31, 2018 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

© 2018. Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	October 31, 2018	January 31, 2018
Assets
Current assets:
Cash and cash equivalents	$540,430	$1,134,355
Marketable securities	1,041,709	2,133,495
Trade and other receivables, net	486,044	528,208
Deferred costs	70,608	63,060
Prepaid expenses and other current assets	132,488	97,860

Total current assets	2,271,279	3,956,978
Property and equipment, net	735,443	546,609
Deferred costs, noncurrent	151,150	140,509
Acquisition-related intangible assets, net	332,583	34,234
Goodwill	1,377,615	159,376
Other assets	132,229	109,718

Total assets	$5,000,299	$4,947,424

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$28,779	$20,998
Accrued expenses and other current liabilities	131,170	121,879
Accrued compensation	205,602	148,247
Unearned revenue	1,460,650	1,426,241
Current portion of convertible senior notes, net	229,684	341,509

Total current liabilities	2,055,885	2,058,874
Convertible senior notes, net	961,139	1,149,845
Unearned revenue, noncurrent	109,694	110,906
Other liabilities	40,432	47,434

Total liabilities	3,167,150	3,367,059
Stockholders’ equity:
Common stock	220	211
Additional paid-in capital	4,049,785	3,354,423
Treasury stock	(178,801)	—
Accumulated other comprehensive income (loss)	3,768	(46,413)
Accumulated deficit	(2,041,823)	(1,727,856)

Total stockholders’ equity	1,833,149	1,580,365

Total liabilities and stockholders’ equity	$5,000,299	$4,947,424

Workday, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
Revenues:
Subscription services	$624,416	$463,568	$1,712,224	$1,297,831
Professional services	118,773	91,821	321,328	262,739

Total revenues	743,189	555,389	2,033,552	1,560,570

Costs and expenses (1):
Costs of subscription services	103,310	71,898	271,078	197,627
Costs of professional services	119,691	91,657	330,124	260,834
Product development	318,003	239,588	874,427	657,130
Sales and marketing	246,156	176,121	641,391	503,782
General and administrative	138,784	56,184	259,533	163,085

Total costs and expenses	925,944	635,448	2,376,553	1,782,458

Operating loss	(182,755)	(80,059)	(343,001)	(221,888)
Other income (expense), net	26,617	(3,742)	24,382	(4,467)

Loss before provision for (benefit from) income taxes	(156,138)	(83,801)	(318,619)	(226,355)
Provision for (benefit from) income taxes	(2,807)	1,745	(4,722)	5,767

Net loss	$(153,331)	$(85,546)	$(313,897)	$(232,122)

Net loss per share, basic and diluted	$(0.70)	$(0.41)	$(1.46)	$(1.12)

Weighted-average shares used to compute net loss per share, basic and diluted	217,694	209,188	215,588	206,715

(1)	Costs and expenses include share-based compensation expenses as follows:

Costs of subscription services	$10,205	$6,899	$26,603	$19,170
Costs of professional services	15,702	9,956	39,012	27,278
Product development	86,304	59,116	230,169	167,068
Sales and marketing	38,720	25,517	93,699	74,618
General and administrative	57,993	20,991	99,163	63,656

Workday, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
Cash flows from operating activities
Net loss	$(153,331)	$(85,546)	$(313,897)	$(232,122)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	57,602	34,727	138,492	100,025
Share-based compensation expenses	187,971	122,479	467,693	351,790
Amortization of deferred costs	18,165	14,519	51,586	42,165
Amortization of debt discount and issuance costs	12,342	12,257	47,971	25,992
Other	(30,990)	(1,133)	(45,173)	5,052
Changes in operating assets and liabilities, net of business combinations:
Trade and other receivables, net	(9,379)	19,070	54,565	59,463
Deferred costs	(33,226)	(19,245)	(69,775)	(50,063)
Prepaid expenses and other assets	(5,985)	(11,355)	(2,943)	(23,373)
Accounts payable	(12,148)	(7,383)	1,793	2,830
Accrued expenses and other liabilities	63,896	59,171	60,341	49,788
Unearned revenue	19,379	6,470	(34,508)	7,632

Net cash provided by (used in) operating activities	114,296	144,031	356,145	339,179
Cash flows from investing activities
Purchases of marketable securities	(89,294)	(930,783)	(1,523,636)	(1,829,231)
Maturities of marketable securities	369,771	372,389	1,711,652	1,185,730
Sales of marketable securities	3,388	32,886	945,685	222,823
Owned real estate projects	(37,302)	(27,616)	(126,072)	(80,151)
Capital expenditures, excluding owned real estate projects	(55,427)	(36,356)	(157,635)	(105,477)
Business combinations, net of cash acquired	(1,447,600)	—	(1,474,337)	—
Purchase of other intangible assets	—	—	(1,000)	—
Purchases of non-marketable equity and other investments	(29,375)	(5,272)	(32,775)	(10,722)
Sales and maturities of non-marketable equity and other investments	17,771	294	17,771	1,026
Other	(11)	(1,000)	(11)	(1,000)

Net cash provided by (used in) investing activities	(1,268,079)	(595,458)	(640,358)	(617,002)
Cash flows from financing activities
Proceeds from borrowings on convertible senior notes, net of issuance costs	—	1,132,101	—	1,132,101
Proceeds from issuance of warrants	—	80,805	—	80,805
Purchase of convertible senior notes hedges	—	(175,530)	—	(175,530)
Payments on convertible senior notes	(3)	—	(350,008)	—
Proceeds from issuance of common stock from employee equity plans	2,767	1,974	44,064	36,501
Other	(60)	(36)	(176)	(112)

Net cash provided by (used in) financing activities	2,704	1,039,314	(306,120)	1,073,765
Effect of exchange rate changes	(213)	(322)	(795)	261

Net increase (decrease) in cash, cash equivalents, and restricted cash	(1,151,292)	587,565	(591,128)	796,203
Cash, cash equivalents, and restricted cash at the beginning of period	1,695,818	750,532	1,135,654	541,894

Cash, cash equivalents, and restricted cash at the end of period	$544,526	$1,338,097	$544,526	$1,338,097

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
Supplemental cash flow data
Cash paid for interest, net of amounts capitalized	$1	$18	$34	$64
Cash paid for income taxes	633	651	3,839	3,259
Non-cash investing and financing activities:
Vesting of early exercised stock options	$—	$106	$—	$670
Purchases of property and equipment, accrued but not paid	60,800	47,055	60,800	47,055
Non-cash additions to property and equipment	2,314	649	2,679	1,276

			October 31,
			2018	2017
Reconciliation of cash, cash equivalents, and restricted cash as shown in the statements of cash flows
Cash and cash equivalents			$540,430	$1,336,984
Restricted cash included in Prepaid expenses and other current assets			3,966	—
Restricted cash included in Other assets			130	1,113

Total cash, cash equivalents, and restricted cash			$544,526	$1,338,097

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Three Months Ended October 31, 2018

(in thousands, except percentages and per share data)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Income Tax Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$103,310	$(10,205)	$(11,432)	$—	$—	$81,673
Costs of professional services	119,691	(15,702)	(495)	—	—	103,494
Product development	318,003	(86,304)	(3,082)	—	—	228,617
Sales and marketing	246,156	(38,720)	(7,717)	—	—	199,719
General and administrative	138,784	(57,993)	(758)	—	—	80,033
Operating income (loss)	(182,755)	208,924	23,484	—	—	49,653
Operating margin	(24.6)%	28.1%	3.2%	—%	—%	6.7%
Other income (expense), net	26,617	—	—	12,341	—	38,958
Income (loss) before provision for (benefit from) income taxes	(156,138)	208,924	23,484	12,341	—	88,611
Provision for (benefit from) income taxes	(2,807)	—	—	—	17,870	15,063
Net income (loss)	$(153,331)	$208,924	$23,484	$12,341	$(17,870)	$73,548
Net income (loss) per share (1)	$(0.70)	$0.96	$0.11	$0.06	$(0.12)	$0.31

(1)

GAAP net loss per share is calculated based upon 217,694 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 238,590 diluted weighted-average shares of common stock.

(2)	Other operating expenses include total employer payroll tax-related items on employee stock transactions of $4.2 million and amortization of acquisition-related intangible assets of $19.3 million.
(3)

We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the interim reporting periods. For fiscal 2019, we have determined the projected non-GAAP tax rate to be 17%.

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Three Months Ended October 31, 2017

(in thousands, except percentages and per share data)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$71,898	$(6,899)	$(2,468)	$—	$62,531
Costs of professional services	91,657	(9,956)	(200)	—	81,501
Product development	239,588	(59,116)	(3,780)	—	176,692
Sales and marketing	176,121	(25,517)	(598)	—	150,006
General and administrative	56,184	(20,991)	(683)	—	34,510
Operating income (loss)	(80,059)	122,479	7,729	—	50,149
Operating margin	(14.4)%	22.1%	1.3%	—%	9.0%
Other income (expense), net	(3,742)	—	—	12,257	8,515
Income (loss) before provision for (benefit from) income taxes	(83,801)	122,479	7,729	12,257	58,664
Provision for (benefit from) income taxes	1,745	—	—	—	1,745
Net income (loss)	$(85,546)	$122,479	$7,729	$12,257	$56,919
Net income (loss) per share (1)	$(0.41)	$0.59	$0.04	$0.02	$0.24

(1)

GAAP net loss per share is calculated based upon 209,188 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 235,341 diluted weighted-average shares of common stock.

(2)	Other operating expenses include total employer payroll tax-related items on employee stock transactions of $2.9 million and amortization of acquisition-related intangible assets of $4.8 million.

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Nine Months Ended October 31, 2018

(in thousands, except percentages and per share data)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Income Tax Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$271,078	$(26,603)	$(19,671)	$—	$—	$224,804
Costs of professional services	330,124	(39,012)	(2,715)	—	—	288,397
Product development	874,427	(230,169)	(15,839)	—	—	628,419
Sales and marketing	641,391	(93,699)	(11,336)	—	—	536,356
General and administrative	259,533	(99,163)	(3,356)	—	—	157,014
Operating income (loss)	(343,001)	488,646	52,917	—	—	198,562
Operating margin	(16.9)%	24.0%	2.7%	—%	—%	9.8%
Other income (expense), net	24,382	—	—	47,970	—	72,352
Income (loss) before provision for (benefit from) income taxes	(318,619)	488,646	52,917	47,970	—	270,914
Provision for (benefit from) income taxes	(4,722)	—	—	—	50,740	46,018
Net income (loss)	$(313,897)	$488,646	$52,917	$47,970	$(50,740)	$224,896
Net income (loss) per share (1)	$(1.46)	$2.27	$0.25	$0.22	$(0.33)	$0.95

(1)

GAAP net loss per share is calculated based upon 215,588 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 237,293 diluted weighted-average shares of common stock.

(2)	Other operating expenses include total employer payroll tax-related items on employee stock transactions of $23.2 million and amortization of acquisition-related intangible assets of $29.7 million.
(3)

We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the interim reporting periods. For fiscal 2019, we have determined the projected non-GAAP tax rate to be 17%.

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Nine Months Ended October 31, 2017

(in thousands, except percentages and per share data)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$197,627	$(19,170)	$(3,222)	$—	$175,235
Costs of professional services	260,834	(27,278)	(1,485)	—	232,071
Product development	657,130	(167,068)	(19,344)	—	470,718
Sales and marketing	503,782	(74,618)	(3,398)	—	425,766
General and administrative	163,085	(63,656)	(2,755)	—	96,674
Operating income (loss)	(221,888)	351,790	30,204	—	160,106
Operating margin	(14.2)%	22.5%	2.0%	—%	10.3%
Other income (expense), net	(4,467)	—	—	25,992	21,525
Income (loss) before provision for (benefit from) income taxes	(226,355)	351,790	30,204	25,992	181,631
Provision for (benefit from) income taxes	5,767	—	—	—	5,767
Net income (loss)	$(232,122)	$351,790	$30,204	$25,992	$175,864
Net income (loss) per share (1)	$(1.12)	$1.70	$0.15	$0.03	$0.76

(1)

GAAP net loss per share is calculated based upon 206,715 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 232,918 diluted weighted-average shares of common stock.

(2)	Other operating expenses include total employer payroll tax-related items on employee stock transactions of $15.7 million and amortization of acquisition-related intangible assets of $14.5 million.

Workday, Inc.

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows

(A Non-GAAP Financial Measure)

(in thousands)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
Net cash provided by (used in) operating activities	$114,296	$144,031	$356,145	$339,179
Capital expenditures, excluding owned real estate projects	(55,427)	(36,356)	(157,635)	(105,477)

Free cash flows	$58,869	$107,675	$198,510	$233,702

	Trailing Twelve Months Ended October 31,
	2018	2017
Net cash provided by (used in) operating activities	$482,693	$448,910
Capital expenditures, excluding owned real estate projects	(193,694)	(137,755)

Free cash flows	$288,999	$311,155

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP net income (loss) per share, and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income (loss) differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization of acquisition-related intangible assets. Non-GAAP net income (loss) per share differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization of acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects. Free cash flows differ from GAAP cash flows from operating activities in that it treats capital expenditures (excluding owned real estate projects) as a reduction to cash flows.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash flows generated by normal recurring activities to make strategic acquisitions and investments, to fund ongoing operations, and to fund other capital expenditures.

Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•

Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. Share-based compensation expenses are determined using a number of factors, including our stock price, volatility, and forfeiture rates that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expenses are not reflective of the value ultimately received by the grant recipients.

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Other operating expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations.

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Amortization of debt discount and issuance costs. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013 and September 2017. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs are excluded from management’s assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of Workday’s operational performance.

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Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three-year financial projection that excludes the direct impact of share-based compensation and related employer payroll taxes, amortization of acquisition-related intangible assets, and amortization of debt discount and issuance costs. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2019, we have determined the projected non-GAAP tax rate to be 17% after including our acquisition of Adaptive Insights, Inc., which did not have a significant impact to this rate. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on our ongoing analysis of the 2017 U.S. Tax Cuts and Jobs Act, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

Additionally, we believe that the non-GAAP financial measure free cash flows is meaningful to investors because we review cash flows generated from or used in operations after deducting certain capital expenditures that are considered to be an ongoing operational component of our business. Capital expenditures deducted from cash flows from operations do not include purchases of land and buildings or construction costs of our new development center and of other owned buildings. We exclude these owned real estate projects as they are infrequent in nature. For the current fiscal year, these costs primarily represent the construction of our new development center, which is anticipated to be completed in fiscal 2020.

The use of non-GAAP operating income (loss) and non-GAAP net income (loss) per share measures has certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

Investor Relations Contact:

Michael Magaro

+1 (925) 379-6000

Michael.Magaro@Workday.com

Media Contact:

Nina Oestlien

+1 (415) 828-3034

Nina.Oestlien@Workday.com